   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 1995

                                                       REGISTRATION NO. 33-31407
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            --------------------

                             APACHE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                            NO. 41-0747868
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                              ONE POST OAK CENTRAL
                       2000 POST OAK BOULEVARD, SUITE 100
                           HOUSTON, TEXAS 77056-4400
                                 (713) 296-6000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            --------------------

               APACHE CORPORATION 401(K) RETIREMENT/SAVINGS PLAN
                        1982 EMPLOYEE STOCK OPTION PLAN
                     APACHE EMPLOYEE STOCK PURCHASE PLAN II
                        NON-QUALIFIED STOCK OPTION PLAN
                           (FULL TITLE OF THE PLANS)

                               Z. S. KOBIASHVILI
                       VICE PRESIDENT AND GENERAL COUNSEL
                               APACHE CORPORATION
                       2000 POST OAK BOULEVARD, SUITE 100
                           HOUSTON, TEXAS 77056-4400
                                 (713) 296-6000
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

================================================================================

   This amendment is filed by the registrant, Apache Corporation ("Apache"), to remove from registration under this Registration Statement certain shares of Apache Common Stock, par value $1.25 per share ("Common Stock"), and certain rights to purchase Common Stock ("Rights").

   Initially, 921,782 shares of Common Stock and Rights were registered under this Registration Statement. The 921,782 shares of Common Stock and Rights included 400,500 shares for the Apache Corporation 401(k) Retirement/Savings Plan ("401(k) Plan"), 249,800 shares for the Apache 1982 Employee Stock Option Plan, 268,932 shares for the Apache Employee Stock Purchase Plan II, and 2,550 shares for the Apache Non-Qualified Stock Option Plan.

   Apache is hereby removing from registration the 400,500 shares of Common Stock and Rights for the 401(k) Plan. The 521,282 shares of Common Stock and Rights registered in connection with the Apache 1982 Employee Stock Option Plan, the Apache Employee Stock Purchase Plan II, and the Apache Non-Qualified Stock Option Plan shall remain unaffected by this amendment.

                                   SIGNATURES

         The 401(k) Plan. Pursuant to the requirements of the Securities Act of 1933, the 401(k) Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas.

                                        APACHE CORPORATION
                                        401(k) RETIREMENT/SAVINGS PLAN


Date:  December 21, 1995              By:   /s/ Roger B. Rice
                                            ----------------------------------
                                            Roger B. Rice, Chairman
                                            Retirement Plan Advisory Committee


Date:  December 21, 1995              By:   /s/ Mark A. Jackson
                                            ----------------------------------
                                            Mark A. Jackson, Member
                                            Retirement Plan Advisory Committee


Date:  December 21, 1995              By:   /s/ Z. S. Kobiashvili
                                            ----------------------------------
                                            Z. S. Kobiashvili, Member
                                            Retirement Plan Advisory Committee


Date:  December 21, 1995              By:   /s/ Clyde E. McKenzie
                                            ----------------------------------
                                            Clyde E. McKenzie, Member
                                            Retirement Plan Advisory Committee

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas.

                                            APACHE CORPORATION


Date:    December 21, 1995                  By: /s/ Raymond Plank
                                                -------------------------------
                                            Raymond Plank,
                                            Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

         The undersigned directors and officers of Apache Corporation do hereby constitute and appoint Raymond Plank, G. Steven Farris, Z. S. Kobiashvili,
Mark A. Jackson and Clyde E. McKenzie, and each of them, with full power of substitution, our true and lawful attorneys-in-fact to sign and execute, on behalf of the undersigned, any and all post-effective amendments to this Registration Statement; and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons, in the capacities and on the dates indicated. (Apache Corporation does not have a Principal Financial Officer.)


SIGNATURE                                          TITLE                                    DATE
---------                                          -----                                    ----
/s/ Raymond Plank                     Chairman and Chief Executive
----------------------------------    Officer (Principal Executive
Raymond Plank                          Officer)                                      December 21, 1995



/s/ Mark A. Jackson                   Vice President, Finance
----------------------------------    (Principal Accounting
Mark A. Jackson                         Officer)                                     December 21, 1995



SIGNATURE                                          TITLE                                    DATE
---------                                          -----                                    ----
/s/ Frederick M. Bohen                             Director
----------------------------------
Frederick M. Bohen                                                                   December 21, 1995


/s/ Virgil B. Day                                  Director
----------------------------------
Virgil B. Day                                                                        December 21, 1995


/s/ G. Steven Farris                               Director
----------------------------------
G. Steven Farris                                                                     December 21, 1995


/s/ Randolph M. Ferlic                             Director
----------------------------------
Randolph M. Ferlic                                                                   December 21, 1995


/s/ Eugene C. Fiedorek                             Director
----------------------------------
Eugene C. Fiedorek                                                                   December 21, 1995


/s/ W. Brooks Fields                               Director
----------------------------------
W. Brooks Fields                                                                     December 21, 1995


/s/ Robert V. Gisselbeck                           Director
----------------------------------
Robert V. Gisselbeck                                                                 December 21, 1995


/s/ Stanley K. Hathaway                            Director
----------------------------------
Stanley K. Hathaway                                                                  December 21, 1995


/s/ John A. Kocur                                  Director
-------------------------------------------
John A. Kocur                                                                        December 21, 1995


/s/ Joseph A. Rice                                 Director
-------------------------------------------
Joseph A. Rice                                                                       December 21, 1995
